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                                                                      EXHIBIT 21


Subsidiaries                                         Jurisdiction of Organization
---------------------------------------------------- ----------------------------
Arizona Diagnostic & Surgical Center, Inc.           Delaware
Baptist Joint Venture Holdings, Inc.                 Delaware
Beaumont Hospital Holdings, Inc.                     Delaware
Biltmore Surgery Center Holdings, Inc.               Delaware
Biltmore Surgery Center, Inc.                        Arizona
Biltmore Surgery Center Limited Partnership          Arizona
Brookwood Diagnostic Center of Tampa, Inc.           Delaware
CliniCare of Texas, Inc.                             Delaware
CliniCare of Utah, Inc.                              Delaware
Davis Hospital & Medical Center, LP                  Delaware
Davis Hospital Holdings, Inc.                        Delaware
Davis Surgical Center Holdings, Inc.                 Delaware
DecisionPoint Services, Inc.                         Delaware
First Choice Physicians Network Holdings, Inc.       Delaware
Health Choice Arizona, Inc.                          Delaware
IASIS Capital Corporation                            Delaware
IASIS Finance, Inc.                                  Delaware
IASIS Finance Texas Holdings, LLC                    Delaware
IASIS Healthcare Holdings, Inc.                      Delaware
IASIS Hospital Nurse Staffing Company                Delaware
IASIS Management Company                             Delaware
IASIS Physician Services, Inc.                       Delaware
IASIS Transco, Inc.                                  Delaware
Jordan Valley Hospital Holdings, Inc.                Delaware
Jordan Valley Hospital, LP                           Delaware
MCS/AZ, Inc.                                         Delaware
Memorial Hospital of Tampa, LP                       Delaware
Mesa General Hospital, LP                            Delaware
Metro Ambulatory Surgery Center, Inc.                Delaware
Mountain Vista Medical Center, LP                    Delaware
North Vista Hospital, Inc.                           Delaware
Odessa Regional Hospital, LP                         Delaware
Palms of Pasadena Homecare, Inc.                     Delaware
Palms of Pasadena Hospital, LP                       Delaware
Pioneer Valley Health Plan, Inc.                     Delaware
Pioneer Valley Hospital, Inc.                        Delaware
Rocky Mountain Medical Center, Inc.                  Delaware
Salt Lake Regional Medical Center, Inc.              Delaware
Seaboard Development LLC                             Utah
Southridge Plaza Holdings, Inc.                      Delaware
Southwest General Hospital, LP                       Delaware
SSJ St. Petersburg Holdings, Inc.                    Delaware
St. Luke's Behavioral Hospital, LP                   Delaware
St. Luke's Medical Center, LP                        Delaware
Tampa Bay Staffing Solutions, Inc.                   Delaware
Tempe St. Luke's Hospital, LP                        Delaware


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
Subsidiaries                                         Jurisdiction of Organization
---------------------------------------------------- ----------------------------
Town & Country Hospital, LP                          Delaware
The Medical Center of Southeast Texas, LP            Delaware
IASIS Healthcare Foundation                          Tennessee
Permian Premier Health Services, Inc.                Texas